Exhibit 10.23

May 20, 2021

HillCour, Inc. (“HillCour”) agrees to provide Marpai, Inc. and its subsidiaries (collectively, “Marpai”) funding and financial support necessary to fund Marpai’s operating expenses, defined as expenses Marpai incurs through its business operations in the normal course of business, through July 31, 2022. This letter supersedes the prior letters dated March 13, 2021.

1.	HillCour is currently the largest single shareholder of Marpai, holding approximately 44% of Marpai’s outstanding equity securities (if HillCour’s convertible notes are converted).
2.	HillCour is committed to the success of its investment in Marpai and understands that it may be necessary that HillCour provide additional funding to pay for Marpai’s operating expenses as Marpai continues its current path to an initial public offering.
3.	It is our understanding that Marpai’s cash position as of March 31, 2021 was approximately $4.7 million, which is projected to cover Marpai’s operating expenses until September 30, 2021.
4.	If Marpai does not:

a) complete its proposed initial public offering,

b) raise sufficient capital to fund its operating expenses through private rounds of financings; or

c) secure sufficient operating cash to fund its operating expenses,

HillCour agrees, subject to such further conditions, and in a form to be mutually determined, to provide additional funds to pay for Marpai’s operating expenses so Marpai can continue to operate in its normal course of business through July 31, 2022.

It is our understanding that, based on Marpai’s current projections, Marpai’s total un-funded operating expenses until July 31, 2022 are estimated to be between $8.0 million to $10.0 million.

5.	This letter is effective as of the date hereof and shall continue in effect until July 31, 2022.
6.	The provisions of this letter shall be construed and enforced in accordance with the laws of the State of Florida without giving effect to principles regarding conflicts of laws.
7.	This letter may be amended, supplemented, or changed, and any provision hereof may be waived, only by a written instrument making specific reference to this letter signed by HillCour, Inc.
8.	The personal financial statements of the principal of HillCour have been provided under separate cover.

HILLCOUR, INC.

/s/ Damien F. Lamendola
By:	Damien F. Lamendola
Its	President

4830 W. Kennedy Blvd., Suite 100, Tampa, FL 33609 ∙ Phone: 863-825-4171